Exhibit 13

LINCOLN NATIONAL CORPORATION ORGANIZATIONAL CHART

Lincoln National Corporation (“LNC”) (Dom: Indiana; Function: Holding Company)

•                  First Penn-Pacific Life Insurance Company (Dom: Indiana; Function: Insurance Company)

•                  Jefferson-Pilot Investments, Inc. (Dom: North Carolina; Function: Real Estate)

•                  Lincoln Investment Management Company (Dom: Delaware; Function: Investment Advisor)

•                  Lincoln Financial Reinsurance Company of Vermont (Dom: Vermont; Function: Reinsurance Captive)

•                  Lincoln Financial Securities Corporation (Dom: New Hampshire; Function: Broker/Dealer/Investment Advisor)

•                        JPSC Insurance Services, Inc. (Dom: New Hampshire; Function: Insurance Agency)

•                  Lincoln Financial Limited Liability Company I (Dom: Delaware; Function: General Business Co.)

•                  Lincoln National Management Corporation (Dom: Pennsylvania; Function: Management Co.)

•                  Lincoln National Reinsurance Company (Barbados) Limited (Dom: Barbados; Function: Reinsurance Co.)

•                  Lincoln Insurance Services Limited (Dom: England; Function: Holding Co.)

•                        Lincoln SBP Trustee Limited (Dom: England)

•                  The Lincoln National Life Insurance Company (“LNL”) (Dom: Indiana; Function: Insurance Company)

•                        California Fringe Benefit and Insurance Marketing Corporation (Dom: California; Function: Insurance Agency)

•                        LFA, Limited Liability Company (Dom: Indiana; Function: Insurance Agency)

•                        LFD Insurance Agency, Limited Liability Company (Dom: Delaware; Function: Insurance Agency)

•                        Lincoln Financial Distributors, Inc. (Dom: Connecticut; Function: Broker/Dealer)

•                        Lincoln Investment Advisors Corporation (Dom: Tennessee; Function: Investment Advisor)

•                        Lincoln Financial Advisors Corporation (Dom: Indiana; Function: Broker/Dealer/Investment Advisor)

•                  LFA Management Corporation (Dom: Pennsylvania; Function: Management Co.)

•                        Lincoln Investment Solutions, Inc. (Dom: Delaware; Function: Investment Holdings)

•                        Lincoln Life & Annuity Company of New York (Dom: New York; Function: Insurance Company)

•                        Westfield Assigned Benefits Company (Dom: Ohio; Function: Insurance Agency)

•                        Lincoln Reinsurance Company of South Carolina (Dom: South Carolina; Function: Reinsurance Captive)

•                        Lincoln Reinsurance Company of Vermont I (Dom: Vermont; Function: Reinsurance Captive)

•                        Lincoln Reinsurance Company of Vermont III (Dom: Vermont; Function: Reinsurance Captive)

•                        Lincoln Reinsurance Company of Vermont IV (Dom: Vermont; Function: Reinsurance Captive)

•                        Lincoln Reinsurance Company of Vermont V (Dom: Vermont; Function: Reinsurance Captive)

•                        Lincoln Reinsurance Company of Vermont VI (Dom: Vermont; Function: Reinsurance Captive)

•                        Lincoln Reinsurance Company of Vermont VII (Dom: Vermont; Function: Reinsurance Captive)

•                        Lincoln Retirement Services Company, LLC (Dom: Indiana; Function: Recordkeeping)

•                  Lincoln Financial Group Trust Company, Inc. (Dom: New Hampshire; Function: Trust Company)

•                        Liberty Life Assurance Company of Boston (Dom: New Hampshire; Function: Insurance Company)

•                  Liberty Assignment Corporation (Dom: Delaware; Function: Structured Settlements)

*All ownership 100%.